15 Compound Drive

Hutchinson, Kansas 67502-4349

(620) 663-5551

www.collinsind.com

January 23, 2004

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Collins Industries, Inc. which will be held at 10:00 a.m., local time, on Friday, February 27, 2004, at Intrust Bank, 105 North Main, 3rd Floor, Executive Dining Room, Wichita, Kansas.

We plan to review the status and future opportunities for the Company and the industries we serve. The principal business matter to be considered at the meeting will be the election of two directors.

Attached you also will find the Notice of the Annual Meeting of Stockholders and your proxy for the meeting. It is important that your shares be represented at the meeting, and we hope you will be able to attend the meeting in person. Whether or not you plan to attend the meeting please be sure to vote as soon as possible. You may vote in person, by mail, by telephone or via the Internet. Instructions to vote by each of these methods are enclosed.

Your prompt response will save the Company the cost of further solicitation of unreturned proxies.

We look forward to seeing you on February 27.

Sincerely yours,

Don L. Collins,
Chairman of the Board

COLLINS INDUSTRIES, INC.

15 Compound Drive

Hutchinson, Kansas 67502

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On February 27, 2004

NOTICE IS HEREBY GIVEN THAT the annual meeting of Stockholders (the "Annual Meeting") of Collins Industries, Inc., a Missouri corporation (the "Company"), will be held at 10:00 a.m., local time, on Friday, February 27, 2004 at Intrust Bank, 105 North Main Street, 3rd Floor, Executive Dining Room, Wichita, Kansas, for the purpose of considering and voting upon the following matters:

1. The election of two directors to serve their respective terms and until their successors shall be elected and shall qualify, and

2. The transaction of such other business as may properly come before the meeting and any adjournments thereof.

All of the above matters are more fully described in the accompanying Proxy Statement, into which this notice is incorporated by reference.

The Board of Directors has fixed the close of business on December 31, 2003, as the date of record for determining stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof. The stock transfer books of the Company will remain open between the record date and the date of the meeting.

IN ORDER THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING, PLEASE FILL OUT, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. A RETURN-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE, IS ENCLOSED. IF YOU LATER DESIRE TO REVOKE OR CHANGE YOUR PROXY FOR ANY REASON, YOU MAY DO SO AT ANY TIME BEFORE THE VOTING, BY DELIVERING TO THE COMPANY A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

By order of the Board of Directors

Dated: January 23, 2004
Larry W. Sayre,
Secretary

COLLINS INDUSTRIES, INC.

15 Compound Drive

Hutchinson, Kansas 67502

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To be held on February 27, 2004

GENERAL INFORMATION

INTRODUCTION. This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of Collins Industries, Inc. ("the Company") of proxies for use at the annual meeting of Stockholders to be held at 10:00 a.m., local time, on Friday, February 27, 2004 at Intrust Bank, 105 North Main, 3rd Floor, Executive Dining Room, Wichita, Kansas 67201 and any adjournment thereof (the "Annual Meeting"), and, together with the enclosed Notice of Annual Meeting, Form of Proxy and Annual Report to Stockholders for the fiscal year ended October 31, 2003 (the "Annual Report"), is being mailed to Stockholders on or about January 23, 2004. The address of the principal executive offices of the Company is 15 Compound Drive, Hutchinson, Kansas 67502. Except for items specifically incorporated by reference herein, the Annual Report does not form any part of this Proxy Statement.

REVOCABILITY OF PROXIES. Each proxy that is properly executed and returned in time for use at the Annual Meeting will be voted at the Annual Meeting, and any adjournments thereof, in accordance with the choices specified. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the voting by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

COST OF SOLICITATION. The entire cost of solicitation of proxies will be borne by the Company. Solicitation will be made by mail. Additional solicitation may be made by officers and employees of the Company by means of a follow-up letter, personal interview, telephone or telegram. Such persons will receive no additional compensation for such services. Proxy cards and materials also will be distributed to beneficial owners through brokers, custodians, nominees and similar parties, and the Company intends to reimburse such parties for reasonable expenses incurred by them in connection with such distribution.

QUORUM AND VOTING. The authorized capital stock of the Company consists of 17,000,000 shares of Common Stock, $.10 par value per share (the "Common Stock") and 3,000,000 shares of Capital Stock, other than Common Stock, $ .10 par value per share (the "Capital Stock"). As of the close of business on December 31, 2003 (the "Record Date"), there were 6,199,355 shares of Common Stock outstanding and no shares of Capital Stock outstanding. All of the shares of Common Stock issued and outstanding as of the Record Date are entitled to vote at the Annual Meeting.

Only stockholders of record of the 6,199,355 shares of Common Stock, issued and outstanding as of the Record Date, will be entitled to vote. Each share of Common Stock is entitled to one vote on all matters, except in the election of directors where the stockholders have cumulative voting rights as described under "Election of Directors." The presence, in person or by proxy, of the holders of record of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of a quorum and are tabulated as if no votes were cast for the matters indicated.

MATTERS TO BE ACTED UPON AT THE MEETING

As indicated in the Notice of Annual Meeting of Stockholders, at the Annual Meeting, two (2) directors will be elected.

Proposal 1:

ELECTION OF DIRECTORS

The Board of Directors is presently comprised of five (5) directors serving staggered three-year terms.

Each Stockholder has cumulative voting rights in electing directors, which means the number of shares owned may be multiplied by the number of directors to be elected and the cumulative total voted for one (1) candidate or otherwise distributed among any number of candidates. Cumulative voting rights may be exercised in the same manner as other voting rights; that is, by proxy or in person. The candidates receiving the highest number of votes shall be elected. The persons named in the enclosed proxy, or their substitutes, will vote signed and returned proxies for the nominees listed below and, unless otherwise indicated on the proxy, cumulative votes will be divided equally between the nominees. The proxies cannot be voted for a greater number of persons than the number of nominees named below. The nominees have been designated as such by the Board of Directors for the terms specified by name and have agreed to serve if elected. The nominees are currently serving as directors and information about each nominee is set forth under "Management."

The Board of Directors has no reason to believe that the nominees will become unavailable for election. However, if for any reason, any nominee is not available for election, another person or persons may be nominated by the Board of Directors and voted for in the discretion of the persons named in the enclosed proxy. Vacancies on the Board of Directors occurring after the election will be filled by Board appointment to serve until the next election of such position by the Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS ELECTION OF THE
FOLLOWING NOMINEES

Donald Lynn Collins	3-year term
William R. Patterson	3-year term

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of December 31, 2003, with respect to (i) each person who is known by the Company to own beneficially in excess of 5% of the outstanding Common Stock, (ii) each director of the Company, (iii) each named executive officer and (iv) all directors and executive officers of the Company as a group. Each person listed below exercises sole voting power and sole investment power unless otherwise indicated by footnote. As of December 31, 2003, there were 6,199,355 shares of Common Stock of the Company issued and outstanding.

	Shares
	Beneficially	Percentage
Name and Address	Owned	Owned

Venture Securities Corporation 516 North Bethlehem Pike Spring House, PA 19477	641,686(1)	10.35%

Collins Industries Tax Deferred Savings Plan and Trust c/o InTrust Bank, Trustee P.O. Box 8338 Prairie Village, KS 66208	485,504(2)	7.83%

Don L. Collins 157 East New England Avenue, Suite 364 Winter Park, FL 32789	920,618(3)	14.37%

Donald Lynn Collins 15 Compound Drive Hutchinson, KS 67502	833,589(4)	12.86%

Arch G. Gothard, III 15 Compound Drive Hutchinson, KS 67502	173,125(5)	2.77%

Don S. Peters 15 Compound Drive Hutchinson, KS 67502	153,400(6)	2.45%

William R. Patterson 15 Compound Drive Hutchinson, KS 67502	54,000(7)	*

Terry L. Clark 15 Compound Drive Hutchinson, KS 67502	133,300(8)	2.12%

Larry W. Sayre 15 Compound Drive Hutchinson, KS 67502	127,291(9)	2.04%

Kent E. Tyler 15 Compound Drive Hutchinson, KS 67502	67,500(10)	1.08%

All executive officers and directors as a group (9 persons)	2,524,486(11)	36.10%

_________________

                     Less than 1% of the outstanding Common Stock.

(1)

Pursuant to Schedule 13G/A filed with the Securities and Exchange Commission on February 3, 2003, Venture Securities Corporation, ("Venture") is a registered investment advisor and furnishes investment advice to over 1,200 clients and certain of those clients hold Collins Industries Common Stock. In its role as investment advisor and investment manager, Venture possesses both voting and investment power over certain securities owned by their clients. All securities reported herein are owned by Venture or its clients and Venture is deemed to have beneficial ownership of 641,686 shares of the Company's Common Stock as of December 31, 2003. However, no one client nor Venture itself, holds more than 5% of the stock of Collins Industries in their account. Of the 641,686 shares as to which Venture is deemed to have beneficial ownership, Venture is deemed to have (i) sole voting power with respect to 303,975 shares (ii) shared voting power with respect to 0 shares (iii) sole dispositive power with respect to 641,686 shares and (iv) shared dispositive power with respect to 0 shares.

(2)	As of December 31, 2003, based on information received from the Trustee of the Plan.

(3)

Does not include 7,559 shares owned by Sharon Collins, the wife of Mr. Collins, as to which Mr. Collins disclaims beneficial ownership. Includes 205,800 shares deemed beneficially owned pursuant to options exercisable within 60 days.

(4)	Includes 282,600 shares deemed beneficially owned pursuant to options exercisable within 60 days.

(5)	Includes 45,000 shares deemed beneficially owned pursuant to options exercisable within 60 days. Mr. Gothard has shared investment power with respect to 30,160 shares.

(6)	Includes 65,000 shares deemed beneficially owned pursuant to options exercisable within 60 days. Mr. Peters also has shared investment power with respect to 125,705 shares.

(7)	Includes 10,000 shares deemed beneficially owned pursuant to options exercisable within 60 days.

(8)	Includes 80,800 shares deemed beneficially owned pursuant to options exercisable within 60 days.

(9)	Includes 55,000 shares deemed beneficially owned pursuant to options exercisable within 60 days.

(10)	Includes 30,000 shares deemed beneficially owned pursuant to options exercisable within 60 days.

(11)	Includes 793,200 shares deemed beneficially owned pursuant to options exercisable within 60 days.

MANAGEMENT

Directors and Executive Officers

The following table sets forth certain information with respect to the directors and executive officers of the Company.

Name	Age	Position Within The Company

Don L. Collins (1)	72	Chairman and Director

Donald Lynn Collins (2)	51	President, Chief Executive Officer and Director

Don S. Peters (1)	74	Director

Arch G. Gothard, III (3)	58	Director

William R. Patterson (2)	62	Director

Terry L. Clark	52	Executive Vice President of Operations

Larry W. Sayre	55	Vice President of Finance, Chief Financial Officer and Secretary

Rodney T. Nash	58	Vice President of Engineering

Kent E. Tyler	37	Vice President of Marketing

(1) Term as director expires in 2005.

(2) Nominee for reelection. Term as director expires in 2004.

(3) Term as director expires in 2006.

Don L. Collins, founder of the Company, has served as Chairman of the Board since its inception in 1971 and served as Chief Executive Officer until 1998. He is a member of the Board's Executive Committee.

Donald Lynn Collins joined the Company in 1980 after being associated with Arthur Andersen LLP, an international accounting firm. Mr. Collins has served as Chief Executive Officer of the Company since 1998, as President since 1990 and as a director since 1983. He served as the Chief Operating Officer from 1988 until 1998. He is Chairman of the Board's Executive Committee and a member of the Board's Policy Committee. He is the son of Don L. Collins.

Don S. Peters, an independent director of the Company since 1983, founded and was chairman of Peters, Gamm, West and Vincent, Inc. an investment advisory firm in Wichita, Kansas, from 1983 to December 1991. He has been a financial consultant with Central Plains Advisors, Inc., an investment advisory firm, since December 1991. He is Chairman of the Board's Audit and Nominating Committees and a member of the Board's Compensation, Finance and Policy Committees.

Arch G. Gothard, III, an independent director of the Company since 1987, was president of First Kansas Group, an investment firm in Junction City, Kansas, from 1988 to 1999. He was chief financial officer, treasurer and director of Communications Services, Inc. from 1985 to 1989. He is Chairman of the Board's Finance and Policy Committees and is a member of the Board's Audit, Compensation, Executive and Nominating Committees. Mr. Gothard also serves as a director of Kenco Plastics, a manufacturer and molder of plastic products, Colorado Power Sports, a distributor of ATV's, motorcycles, watercraft and similar products, Pay Phone Concepts and Dornoch Medical Systems.

William R. Patterson, an independent director of the Company and a principal of Stonecreek Management, LLC , a private investment firm, since 1998. From October 1996 to August 1998, he was Executive Vice President of Premium Standard Farms, Inc., a fully-integrated pork producer and processor, where he served as a consultant and as acting Chief Financial Officer from January 1996 to October 1996. From September 1976 through December 1995 he was a partner in Arthur Andersen LLP. Mr. Patterson is Chairman of the Board's Compensation Committee and is a member of the Board's Audit, Finance and Nominating Committees. Mr. Patterson also serves as a director of American Italian Pasta Company, a producer of dry pasta and Paul Mueller Company, a manufacturer of high-quality stainless steel tanks and industrial processing equipment.

Terry L. Clark joined the Company in July 1993 as President of Mobile-Tech Corporation and was promoted to Vice President of Operations of the Company in July, 1994 and to Executive Vice President of Operations of the Company in November 1996. Mr. Clark was President of Quest Communications, Inc. from February 1990 to March 1992 and was Chief Financial Officer and Chief Operating Officer of Ascom Autelca, Inc. from November 1988 to February 1990, two companies serving the telecommunications industry.

Larry W. Sayre joined the Company in August 1993 as Vice President of Finance and Chief Financial Officer. He also has served as Treasurer of the Company since 1995 and as Secretary since 2001. Mr. Sayre is a certified public accountant and previously served in the national accounting firms of KPMG and Grant Thornton. Prior to joining the Company, he was Vice President of Finance and Chief Financial Officer of a manufacturer of telecommunications equipment and a manufacturer of plastic containers.

Rodney T. Nash joined the Company in 1979 as Engineering Manager and was named Vice President of Engineering of the Company in November 1986. Prior to joining the Company, he held engineering positions with Hesston Corporation, a farm equipment manufacturer and Butler Manufacturing, a manufacturer of specialized buildings.

Kent E. Tyler joined the Company in December 1997 as Vice President of Marketing. Prior to joining the Company, he was Vice President of Ackerman McQueen, a full-service national marketing and advertising agency.

All executive officers serve at the discretion of the Board of Directors.

Section 16(a) - Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires executive officers and directors of the Company, and persons who beneficially own more than ten percent (10%) of the Common Stock (collectively referred to herein as "Reporting Persons"), to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "Commission"). Reporting Persons are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of copies of Forms 3, 4 and 5 and amendments thereto furnished to the Company during its most recent fiscal year, and any written representations from a person that no Form 5 is required, the Company believes that all of these forms required to be filed by Reporting Persons were timely filed pursuant to Section 16(a) of the Exchange Act.

COMMITTEES OF THE BOARD AND OTHER CORPORATE GOVERNANCE MATTERS

The Board of Directors has established standing Audit, Compensation and Nominating Committees. The principal responsibilities of each committee are described below. The members of each such committee are identified in the director biographies set forth under "Management."

The Audit Committee consists of three independent directors, each of whom is "independent", as defined by the rules of the National Association of Securities Dealers and the Sarbanes-Oxley Act of 2002. The Audit Committee met three times during Fiscal 2003. It appoints a firm of independent public accountants to examine the accounting records of the Company and its subsidiaries for the coming year. In making this appointment, it reviews the nature of both audit-related and non-audit-related services rendered or to be rendered to the Company and its subsidiaries by the independent public accountants. The Audit Committee meets with representatives of the Company's independent public accountants and reviews with them audit scope, procedures and results, including any recommendations. It also meets with the Company's chief financial officer to review reports on the functioning of financial controls. A more complete description of the Audit Committee's functions is provided in its Charter, a copy of which is attached as Appendix A to this Proxy Statement. The Board of Directors has determined that William R. Patterson is an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K. The members of the Audit Committee are Don S. Peters, Arch G. Gothard, III and William R. Patterson.

The Compensation Committee, consisting of three independent directors, met once during Fiscal 2003. The Compensation Committee establishes the compensation policies of the Company and makes salary recommendations to the Board of Directors for all elected officers. It also recommends bonuses for officers and other senior executives. The members of the Compensation Committee are William R. Patterson, Arch G. Gothard, III and Don S. Peters.

The Nominating Committee, consisting of three independent directors, met once during Fiscal 2003. It recommends to the Board of Directors nominees for director to be proposed for election by the stockholders and also reviews the qualifications of, and recommends to the Board of Directors, candidates to fill Board of Director vacancies as they may occur during the year. The Nominating Committee considers suggestions from many sources, including stockholders, regarding the process for evaluation and possible candidates for director. Such suggestions, together with appropriate biographical information, should be submitted to the Secretary of the Company for consideration by the Nominating Committee by September 25, 2004 for the next annual stockholders meeting. Guidelines regarding the qualifications of candidates for directors, including shareholder proposed candidates, insofar as they apply to non-employees, generally favor individuals who have managed relatively large, complex business, educational, or other organizations or who, in a professional or business capacity, are accustomed to dealing with complex business or financial problems. In addition to these guidelines, the Committee will also evaluate whether the candidate's skills are complementary to the existing Board members' skills, and the Board's needs for operational, management, financial and other expertise. The Nominating Committee does not currently have a formal charter. However, the Committee plans to develop and adopt a formal charter prior to the next Annual Meeting. Upon adoption of the Charter, the Company will publish it promptly and post it on the Company's website. The members of the Audit Committee are Don S. Peters, Arch G. Gothard, III and William R. Patterson.

Actions taken by any committee of the Board of Directors are reported to the Board of Directors, usually at its next meeting.

There were eleven meetings of the Board of Directors during Fiscal 2003. In Fiscal 2003, each director attended more than 75% of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which he served. The Board of Directors has affirmatively determined that Messrs. Gothard, Patterson and Peters are independent as defined by the rules of the National Association of Securities Dealers.

Shareholder Communications

Historically, the Company has not adopted a formal process for shareholder communication with the Board. Nevertheless, every effort has been made to ensure that the views of shareholders are heard by the Board or individual directors, as may be applicable, and that appropriate responses are provided to shareholders in a timely manner. We believe our responsiveness to shareholder communications to the Board has been excellent. Nevertheless, during the upcoming year the Board will consider adoption of a formal process for stockholder communications with the Board and, if adopted, publish it promptly and post it on the Company's website.

The Company asks that each director attend the Annual Meeting of Stockholders. All of the Company's directors attended the last Annual Meeting held on February 28, 2003.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and the other named executive officers.

				LONG TERM
	ANNUAL COMPENSATION			COMPENSATION

Name and				Restricted Stock
Principal Position	Year	Salary($)	Bonus($)	Awards($)(1)

Don L. Collins	2003	400,000	45,000	108,000 (2)
Chairman	2002	403,287	60,000	150,000 (2)
	2001	396,150	90,000	52,500 (2)

Donald Lynn Collins	2003	380,000	100,000	252,000 (3)
President and Chief	2002	374,012	115,000	350,000 (3)
Executive Officer	2001	351,750	130,000	122,500 (3)

Terry L. Clark	2003	237,000	44,000	54,000 (4)
Executive Vice President	2002	234,144	55,000	75,000 (4)
of Operations	2001	223,075	60,000	26,250 (4)

Larry W. Sayre	2003	190,000	30,000	54,000 (5)
Vice President of Finance	2002	182,763	30,000	75,000 (5)
CFO & Secretary	2001	172,050	35,000	17,500 (5)

Kent E. Tyler	2003	155,000	20,000	54,000 (6)
Vice President of Marketing	2002	154,144	25,000	75,000 (6)
	2001	148,075	30,000	26,250 (6)

(1)

Under the terms of the Company's 2001 and 2002 Restricted Stock Award Agreements, the Restricted Stock fully vests three years after the date of the initial Award. Under the terms of the Restricted Stock Awards Agreements granted in 2003, the Restricted Stock vests four years after the date of the initial Award. Dividends are paid on Restricted Stock at the same rate as paid on all other outstanding shares of the Company's stock.

(2)	Aggregate value at October 31, 2003 amounted to $315,000 based on an aggregate total of 75,000 Restricted shares.

(3)	Aggregate value at October 31, 2003 amounted to $735,000 based on an aggregate total of 175,000 Restricted shares.

(4)	Aggregate value at October 31, 2003 amounted to $157,500 based on an aggregate total of 37,500 Restricted shares.

(5)	Aggregate value at October 31, 2003 amounted to $147,000 based on an aggregate total of 35,000 Restricted shares.

(6)	Aggregate value at October 31, 2003 amounted to $147,000 based on an aggregate total of 35,000 Restricted shares.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND

FISCAL YEAR-END OPTION VALUES

The following table provides information related to options exercised by the named executive officers during the 2003 fiscal year and the number and value of options held at October 31, 2003. The Company does not have any outstanding stock appreciation rights.

			Number of Underlying	Value of Unexercised
			Unexercised Options	In-the-Money Options
Share Acquired
Name	on Exercise(#)	Value Rezlized ($)	Exercisable/Unexercisable	Exercisable/Unexercisable

Don L. Collins	--	--	205,800/0	$0/0
Donald Lynn Collins	--	--	282,600/0	$0/0
Terry L. Clark	--	--	80,800/0	$0/0
Larry W. Sayre	--	--	55,000/0	$0/0
Kent E. Tyler	--	--	30,000/0	$0/0

Directors' Compensation

During Fiscal 2003, the Company paid each employee director $1,200 for each Board of Directors meeting attended, which amounts are included in the Summary Compensation Table. Outside directors received $1,800 for each Board of Directors meeting attended and $1,200 for each Board of Directors committee meeting attended. In addition, Mr. Peters, Mr. Gothard and Mr. Patterson each received Board of Directors retainer fees of $1,900 per month. Committee fees are not paid (i) to employee directors and (ii) to outside directors when such committee meetings are held on the same day as a Board of Directors meeting or in conjunction with a General Managers meeting.

Report of the Compensation Committee on Executive Compensation

The Company applies a consistent philosophy of compensation for all employees, including senior management. This philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of individuals working toward common objectives. The Company strives to achieve those objectives through teamwork that is focused on meeting the expectations of customers, stockholders and employees.

Executive Compensation Philosophy. The Compensation Committee of the Board of Directors makes compensation recommendations to the Board of Directors and is composed of three outside, independent directors. The goals of the Compensation Committee are to align compensation with business objectives and performance, and to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company. The Compensation Committee considers several factors in establishing the executive compensation program of the Company, including both subjective and objective factors. Although profitability of the Company and market value of its Common Stock are considered in establishing the executive compensation program, neither of these factors is determinative. Rather, the Company's executive compensation program is based on the following principles:

The Company attempts to compensate competitively.

The Company is committed to providing a compensation program aimed at attracting and retaining highly qualified people, primarily from within the industry. To ensure that compensation is competitive, the Company periodically compares its compensation practices with those of competitors and other companies and sets its compensation parameters based on this review.

The Company compensates sustained performance.

Executive officers are rewarded based upon corporate performance and individual performance. Corporate performance is not determined strictly on the basis of designated criteria, but is evaluated on the basis of many factors including but not limited to earnings, revenues, product innovation, market share, strategic and business plan goals, the extent to which strategic and business plan goals are met and current industry conditions. Individual performance is evaluated by reviewing the executive officer's individual performance as well as the performance of that officer's functional area of responsibility.

The Company strives for fairness in the administration of compensation.

The Company attempts to apply its compensation philosophy uniformly. The Company strives to achieve a balance of the compensation paid to a particular individual and the compensation paid to other executives both inside the Company and at competing companies.

The Company's process of assessing executive performance is as follows:

1.	At the beginning of the annual performance cycle, objectives and key goals are set for the Company's executives.

2.	Each executive is given ongoing feedback on performance.

3.	At the end of the annual performance cycle, the Chief Executive Officer and the Compensation Committee evaluate each executive's accomplishment of objectives and attainment of key goals.

4.	The accomplishment of objectives and attainment of key goals affect decisions on salary increases and, if applicable, stock options.

Executive Compensation Vehicles. The Company utilizes the three components of its compensation program to attract and retain key executives, enabling it to improve its products, motivate technological innovation, foster teamwork and adequately reward executives, all with the goal of enhancing stockholder value. The annual cash-based compensation for executives consists of a base salary which reflects the respective executive's level of responsibility, breadth of knowledge and technical or professional skills and is subject to increases or decreases at the discretion of the Compensation Committee. Salaries are reviewed on an annual basis and may be changed at that time based on (i) information derived from the evaluation procedures described above, (ii) a determination that an individual's contributions to the Company have increased (or decreased), and (iii) changes in market conditions and competitive compensation levels.

From time to time the Company awards bonuses to executive officers upon attainment of certain Company financial and operational goals. These bonuses are set forth in the Summary Compensation Table. From time to time the Company also makes available to directors and executive officers incentive bonuses pursuant to the Company's unwritten executive incentive compensation plan (the "Incentive Compensation Plan"). Under the Incentive Compensation Plan, the Company may award cash and/or restricted Common Stock to directors and executive officers of the Company. The Incentive Compensation Plan is administered by the Compensation Committee of the Board of Directors and is a discretionary plan based upon performance by the individual and the Company.

Long-term incentives are intended to be provided through the Company's 1997 Omnibus Incentive Plan (the "Plan") which provides for granting (i) Stock Options, Restricted Stock Awards, Performance Shares, and/or Other Incentive Awards to employees of the Company and its Subsidiaries on the terms and subject to the conditions set forth in the Plan, and (ii) Director Options and Director Awards to Non-Employee Directors of the Company as approved by the Board. The Compensation Committee determines which executives will be eligible for incentives with the objective of aligning executives' long range interests with those of the stockholders by providing the executives with the opportunity to build a meaningful interest in the Company.

Compensation of the Chief Executive Officer. As with the other executive officers, the CEO's total compensation is based upon several factors, including both subjective and objective factors. For Fiscal 2003, the Compensation Committee compared the CEO's annual salary with the annual salaries of chief executive officers of competitors and other peer groups, pursuant to several published national studies (the "Studies"). The Compensation Committee authorized a 2% merit increase in the CEO's annual salary and determined the CEO's annual salary to be reasonable and appropriate in light of the comparison to the Studies. It is the policy of the Compensation Committee to authorize a bonus for the CEO upon the attainment of certain Company financial and operational goals. The bonuses are the same as for the executive officers that are described above and are set forth in the Summary Compensation Table.

Compensation Committee Members:	William R. Patterson, Chairman
Arch G. Gothard, III
Don S. Peters

Compensation Committee Interlocks and Insider Participation

During Fiscal 2003, the members of the Compensation Committee were primarily responsible for determining executive compensation. Messrs. William R. Patterson, Arch G. Gothard, III and Don S. Peters comprise the Compensation Committee, none of whom is or was an officer or employee of the Company during any of the past three fiscal years.

REPORT OF THE AUDIT COMMITTEE

The role of the Audit Committee is to appoint the Company's independent public accountants to examine the financial records of the Company and to assist the Board in monitoring the Company's auditing and financial reporting practices and related matters. Its specific responsibilities are set forth in the charter of the Audit Committee which is attached as Appendix A to this Proxy Statement. Each member of the Audit Committee meets the current independence and experience requirements of the National Association of Securities Dealers and the Sarbanes-Oxley Act of 2002.

The Audit Committee reviewed and discussed with management the audited financial statements of the Company for fiscal year 2003. The Audit Committee also met with representatives of KPMG LLP, the Company's independent auditors, to discuss and review the results of the independent auditors' examination of the financial statements for the year ended October 31, 2003 and the matters that require discussion under Statement on Auditing Standards No. 61.

In addition, the Audit Committee has received from KPMG LLP the written disclosures and the letter required to be delivered by KPMG LLP under Independence Standards Board Standard No. 1 addressing all relationships between the auditors and the Company that might bear on the auditors' independence. The Audit Committee has reviewed the materials received from KPMG LLP, has met with representatives of KPMG LLP to discuss the independence of the auditing firm, and has satisfied itself as to the auditors' independence.

Based upon the Audit Committee's review of the financial statements and its other reviews and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended October 31, 2003.

On May 14, 2002, upon the recommendation of the Audit Committee, the Board of Directors of the Company approved the dismissal of Arthur Andersen LLP ("Arthur Andersen") to serve as the Company's independent auditors for the year ending October 31, 2002. The change was effective May 15, 2002.

Arthur Andersen's reports on the Company's consolidated financial statements for each of the years ended October 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended October 31, 2001 and 2000 and through May 15, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with the audit reports on the Company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

On May 14, 2002 the Company provided Arthur Andersen with a copy of the foregoing disclosures. A copy of Arthur Andersen's letter addressed to the Securities and Exchange Commission was filed as an Exhibit 16 to a Form 8-K filed by the Company on May 16, 2002.

On June 13, 2002, upon the recommendation of the Audit Committee, the Board of Directors of the Company approved the appointment of KPMG LLP to serve as the Company's independent auditors for the year ending October 31, 2002.

During the years ended October 31, 2001 and 2000 and through June 13, 2002, Collins did not consult KPMG LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Collins' consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

AUDIT COMMITTEE
Don S. Peters, Chairman
Arch G. Gothard, III
William R. Patterson

FEES AND SERVICES OF KPMG LLP

The following table summarizes fees billed to the Company for each of the fiscal years ended October 31, 2003 and 2002 by the Company's principal accounting firm, KPMG LLP:

	2003	2002[a]
Audit Fees - Annual Audit & Quarterly Reviews	$202,000	$174,000
Audit Related Fees	-	-
Tax Fees - Review of Tax Returns & Tax Consulting	9,250	8,500
All Other Fees	-	-

Total Fees	$211,250	$182,500

[a] - Fees for 2002, do not include fees paid to the Company's former accounting firm (Arthur Andersen LLP) of $28,000 related to quarterly review fees and $11,500 related to fees for tax consulting and tax return reviews.

The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence. The Company's Audit Committee approves all fees paid to KPMG LLP for audit and non-audit services in advance of performance of services. There are no other specific policies or procedures relating to the pre-approval of services performed by KPMG LLP. The Audit Committee has not yet met to discuss and formally appoint the auditors for fiscal 2004. Representatives of KPMG LLP are expected to be present at the Annual Meeting and shall have the opportunity to make a statement and to respond to appropriate questions.

STOCK PERFORMANCE GRAPH

The following graph shows a five-year comparison of cumulative total stockholder returns for the Company's Common Stock during the five (5) fiscal years ended October 31, 2003 with the NASDAQ U.S. Stock Market Index and the Nasdaq Non-Financial Stocks Index. The comparison assumes an investment of $100 on October 31, 1998 in each index and the Company's Common Stock and that all dividends were reinvested.

COLLINS INDUSTRIES, INC.

RELATIVE MARKET PERFORMANCE

TOTAL RETURN FISCAL 2003

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the 2005 Annual Meeting of Stockholders must be received by the Company at the offices shown on the first page of the Proxy Statement on or before September 25, 2004, in order to be included in the proxy material proposed to be issued in connection with such meeting. The deadline for providing timely notice to the Company of matters that stockholders otherwise desire to introduce at the 2005 Annual Meeting of Stockholders is December 9, 2004. The Company may exercise its discretionary voting authority to direct the voting of proxies on any matter submitted for a vote at the 2005 Annual Meeting of Stockholders if notice concerning proposal of such matter is not received prior to December 9, 2004. It is suggested that stockholders submit any proposals by certified mail, return receipt requested.

OTHER MATTERS

Management is not aware of any matters to come before the Annual Meeting which will require the vote of stockholders other than those matters indicated in the Notice of Meeting and this Proxy Statement. However, if any other matter requiring stockholder action should properly come before the Annual Meeting or any adjournment thereof, those persons named as proxies on the enclosed proxy card will vote thereon according to their best judgment.

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the Report of the Audit Committee, the Report of the Compensation Committee on Executive Compensation and the Stock Performance Graph shall not be incorporated by reference to its filings.

By order of the Board of Directors

Dated: January 23, 2004
Larry W. Sayre,
Secretary

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSAL. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	ELECTION OF DIRECTORS Insert your vote for the nominees named below in the designated space provided. The directors will be elected by cumulative voting. Vote the number of shares owned or controlled by you multiplied by two. This number of votes may be cast for any one nominee or may be distributed between nominees as you see fit. Stockholders may withhold authority to vote for the nominee by entering zero in the space following the nominee’s name.	FOR both nominees listed to the left, cumulative votes to be divided equally between the nominees	WITHHOLD AUTHORITY to vote for the nominees listed to the left	2.	In their discretion, the Proxies are further authorized to vote upon such other matters as may properly come before the meeting.
		☐	☐	Note:	These matters have been proposed by the Company and are not related to or conditioned upon the approval of other matters.
	Nominee - 3 Year Term 01 Donald Lynn Collins 02 William R. Patterson	Votes ______ ______
	Note: The total number of the votes you cast in this election of directors should not exceed the number in the box on the reverse side of this page.		Consenting to receive all future annual meeting materials and shareholder communications electronically is simple and fast! Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.

Please sign your name below and print your name exactly as you signed it on the signature line on the following line. When shares are held by joint tenants each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or or other authorized officer. If partnership, please sign in partnership name by authorized person.

Signature _________________________________ Signature _________________________________ Date: ______________

^ FOLD AND DETACH HERE ^

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet www.eproxy.com/coll Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-800-435-6710 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

If you choose cumulative voting for Directors you MAY NOT use Internet or telephone voting, you must vote by returning this proxy card in the envelope provided.

COLLINS INDUSTRIES, INC.
15 Compound Drive, Hutchinson, Kansas 67502-4349

The undersigned hereby appoints Arch G. Gothard, III and Don Peters, and each of them, as proxies (the “Proxies”), with full power of substitution, and hereby authorizes them to represent and to vote in the order named, as designated on the reverse side all the shares of common stock of Collins Industries, Inc. (the “Company”), held of record by the undersigned as of December 31, 2003, at the Annual Meeting of Stockholders to be held on February 27, 2004, and any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1. AS TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING, THIS PROXY SHALL CONFER DISCRETIONARY AUTHORITY UPON THE PROXIES TO VOTE ON SUCH MATTERS IN THEIR BEST JUDGMENT.

The ballots cast by stockholders will be voted as marked at the Annual Meeting on February 27, 2004, if received by the date of the meeting.

Upon attendance at the Annual Meeting by the Stockholder voting herein, this Proxy will be returned if requested, so that the Stockholder may vote in person.

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS WHICH ENCOURAGES EACH STOCKHOLDER OF RECORD TO VOTE.

(Continued and to be voted, signed and dated on reverse side.)
Address Change/Comments (Mark the corresponding box on the reverse side)

^ FOLD AND DETACH HERE ^

CALCULATION OF NUMBER OF VOTES YOU MAY CAST
IN THE ELECTION OF DIRECTORS

Fill in the number of shares you own:

Multiply by 2:	X2

Total votes:

The number in the box is the total number of votes you may cast in the election of directors. The total number of votes you may cast must be less than or equal to the number in the box, but it cannot exceed the number in the box.

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

  Vote by Internet at our Internet Address: http://www.eproxy.com/coll

  Call toll-free 1-800-435-6710 on a Touch-Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

  Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE VOTE

Appendix A - Audit Committee Charter

COLLINS INDUSTRIES, INC.

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

As of May 31, 2000

[As revised November 27, 2003]

I. PURPOSE

A. The primary purpose of the Audit Committee of the Board of Directors of Collins Industries, Inc. is to oversee the accounting and financial reporting practices of its subsidiaries and the audits of the of the Company's financial statements. The Committee as representatives of the shareholders shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants. The Committee shall also review and advise the Board with respect to the Company's risk management policies, and tax policies.

II. FUNCTIONS AND AUTHORITY

A. The Audit Committee's function is one of oversight and review, and it is not expected to audit the Company, to define the scope of the audit, to control the Company's accounting practices, or to define the standards to be used in preparation of the Company's financial statements. The Company shall provide the necessary funds for the Committee to serve its purpose. Accordingly, the Audit Committee has the authority to and shall perform the following functions, each as necessary and appropriate:

1. Independent Accountants.

Determine the audit firm to be employed by the Company as its independent accountants and determine its compensation. Such independent accountants shall be ultimately accountable to the Committee as representatives of shareholders and the Board of Directors. The Committee will review and approve in advance all audit and non-audit services to be provided by the independent accountants. In approving all non-audit services, the Committee is to consider whether the engagement of the independent accountants for non-audit services is compatible with maintaining independence. Non-audit services will only be those permissible by the Sarbanes-Oxley Act of 2002 (the "Act") and any Nasdaq requirements. The Committee will review the length of time that the lead or concurring audit partners have provided audit services to the Company and the Company's policies concerning the hiring of employees of its independent accountants for compliance with the Act.

2. Plan of Audit.

Consult with the independent accountants regarding the plan of audit. The Committee also shall review with the independent accountants their report on the audit and review with management the independent accountants suggested changes or improvements in the Company's accounting practices or controls.

3. Accounting Principles and Disclosure.

At least annually, review all critical accounting policies and practices used by the Company. Review significant developments in accounting rules. The Committee shall review with the Company's independent accountants and management GAAP alternatives and the alternative preferred by the independent accountants. The Committee also shall review with the independent accountants any significant proposed changes in accounting principles and financial statements. Review other material written communications with management such as unadjusted audit differences and management letter items.

4. Internal Accounting Controls and Financial Disclosure Documents and Auditor Reports.

Review with Company's management the internal control systems intended to ensure the reliability of financial reporting and compliance with applicable codes of conduct, laws, and regulations. The review shall include any significant problems and regulatory concerns. Consult with the independent accountants regarding the adequacy of internal accounting controls. Where appropriate, consultation with the independent accountants regarding internal controls shall be conducted out of management's presence.

Review with management and the independent accountants the Company's financial disclosure, including all financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders and following the satisfactory completion of each year-end review recommend to the Board the inclusion of the audited financial statements in the Company's filing on Form 10-K. The review shall include any significant problems and material disputes between management and the independent accountants and a discussion with the independent accountants out of management's presence of the quality of the Company's accounting principles as applied in its financial reporting, the clarity of the Company's financial disclosures and degree of aggressiveness or conservatism of the Company's accounting principles and underlying estimates, and a frank and open discussion of other significant decisions made by management in preparing the financial statements.

Receive and review all reports required to be delivered by the independent accountants pursuant to the Act or other applicable rules and regulations.

5. Ethical Environment and Reporting of Accounting Issues.

To help guard against dishonest, unethical, or illegal activities and promote an ethical environment, periodically consult with management on the Company's Code of Conduct, including the changes to the Code and, communication of and enforcement of the Code. Approve any waivers to the Code of Conduct for directors or executive officers of the Company and ensure the required disclosure of any waivers. Implement procedures, separate or in conjunction with other procedures and policies of the Company, for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

6. Oversight of Executive Officers and Directors and Conflicts of Interest and Related Party Transactions.

Review significant conflicts of interest and review and approve all related party transactions involving directors or executive officers, as required by Nasdaq. The Committee shall review compliance with Company policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets and personal loans, and consider the results of any review of these areas by the independent accountant.

7. Oversight of Independent Accountants.

Evaluate the independent accountants on an annual basis and where appropriate recommend a replacement for the independent accountants. In such evaluation, the Committee shall ensure that the independent accountants deliver to the Committee a formal written statement delineating any relationships between the independent accountants and the Company that could reasonably be thought to impair the independence of the independent accountants. The Committee also shall engage in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and in response to the independent accountant's report take, or recommend that the Board take, appropriate action to satisfy itself of the independent accountant's independence.

8. Adequacy of Personnel.

Review periodically the adequacy of the Company's accounting, financial, and auditing personnel resources.

9. Risk Management.

Review and evaluate risk management policies in light of the Company's business strategy, capital strength, and overall risk tolerance. The Committee also shall evaluate on a periodic basis the Company's investment and derivatives risk management policies, including the internal system to review operational risks, use of off-balance sheet transactions, procedures for derivatives investment and trading, and safeguards to ensure compliance with procedures.

10. Tax Policies.

Review periodically the Company's tax policies and any pending audits or assessments.

11. Charter Amendments.

Review this Charter annually, assess its adequacy and propose appropriate amendments to the Board.

12. Communication; Investigations; Experts

Maintain open lines of communication with the Chief Financial Officer and with the Company's independent accountants, who shall have free and direct access to the Committee. The Committee has the authority to institute, at its discretion, investigations of suspected improprieties; including the standing authority to retain special counsel or experts. The Committee is authorized to confer with Company management and other employees to the extent it may deem necessary or appropriate to fulfill its duties. The Committee also is authorized to seek outside legal or other advice to the extent it deems necessary or appropriate, provided it shall keep the Board advised as to the nature and extent of such outside advice. The Company shall provide any necessary funds to engage such advisors.

13. Other Functions

The Committee shall perform such other functions as are authorized by the Board of Directors.

III. ORGANIZATION AND GENERAL

A. The Committee will consist of at least three (3) independent directors of the Company. To be considered independent, a member must be a non-management director, free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a Committee member. As a minimum, members of the Committee:

1.	Must not be, or have been, employed by the Company or its affiliates for the current year or any of the past three (3) years.

2.

Must not have, or have a Family Member (as defined by Nasdaq) who has, in any of the last three (3) years, accepted any payments (including political contributions) in excess of $60,000 from the Company or any of its affiliates, other than for (i) compensation for Board service, (ii) payments arising solely from investments in the Company's securities, (iii) compensation paid to a Family Member in connection with employment other than as an executive officer, (iv) benefits under a tax-qualified retirement or non-discretionary compensation plans, or (v) loans permitted under Sarbanes-Oxley Section 402.

3.	Must not be a Family Member of an individual who is, or who has been, an executive officer of the Company or its affiliates in any of the last three (3) years.

4.

Must not be or have a Family Member who is a partner in, or a controlling shareholder or an executive officer of an entity (including not-for-profit entities), to which the Company made, or from which the Company received, in any of the last three (3) years, a payment exceeding the greater of $200,000 or 5% of the recipients consolidated gross revenues for that year, other than (i) payments arising solely from investments in the Company's securities, or (ii) payments under non-discretionary charitable contribution matching programs.

5.	Must not be or have a Family Member who is or was a partner or employee of the Company's outside auditor and worked on the Company's audit in any of the last three (3) years.

6.	Must not be or have a Family Member who is or was a partner or employee of the Company's outside auditor and worked on the Company's audit in any of the last three (3) years.

7.	May not have participated in the preparation of the financial statements of the Company or any subsidiary in the past three years.

8.	Must not be an affiliate of the Company.

9.	Must not receive directly or indirectly any consulting, advisory or other compensatory fee from the Company or any subsidiary.

B.	Members will be, or shortly will become, financially literate. Financial literacy will be defined by the Board and Nasdaq.

C.

At least one member will have accounting or related financial management expertise, as defined by the Board and Nasdaq and at least one member shall, in the determination of the Board, be deemed an "audit committee financial expert" as defined by the Act.

D.	The Committee shall have a Chairman, appointed by the Board.

E.

The Committee shall have the power to adopt its own operating rules and procedures and to call upon assistance from officers and employees of the Company. The Committee shall report its activities to the full Board following each meeting of the Committee to keep the Board informed of Committee activities and findings on a current basis.

F.

In the event that a Committee member faces a potential or actual conflict of interest with respect to a matter before the Committee, that Committee member shall be responsible for alerting the Committee Chairman, and in the case where the Committee Chairman faces a potential or actual conflict of interest, the Committee Chairman shall advise the Chairman of the Board of Directors. In the event that the Committee Chairman, or the Chairman of the Board of Directors, concurs that a potential or actual conflict of interest exists, an independent substitute Director shall be appointed as a Committee member until the matter, posing the potential or actual conflict of interest, is resolved.

IV. QUORUM AND MEETINGS

A.

A quorum of the Committee shall be declared when a majority of the appointed members of the Committee are in attendance. The Committee shall meet on a regular basis. Meetings shall be scheduled at the discretion of the Chairman with reasonable notice. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

V. REPORTS

A.

The Committee will report to the Board from time to time with respect to its activities and its recommendations. When presenting any recommendation or advice to the Board, the Committee will provide such background and supporting information as may be necessary for the Board to make an informed decision. The Committee will keep minutes of its meetings and will make such minutes available to the full Board for its review.

B.

The Committee shall approve the report of the Committee required by the rules of the SEC to be included in the Company's annual proxy statement. The Committee shall oversee the publication of this Audit Committee Charter at least every three (3) years in the Company's annual proxy statement in accordance with SEC regulations.